                                                                   Exhibit 4.2.3

                                                                  EXECUTION COPY
                           Supplemental Indenture to
         12 3/4% Senior Subordinate Discount Notes Due 2009 Indenture

          This Supplemental Indenture (the "Supplemental Indenture"), dated as of January 18, 2001 is by and among Tritel PCS, Inc., as issuer (the "Company"), Tritel, Inc., Tritel Communications, Inc. and Tritel Finance, Inc., as guarantors (the "Guarantors"), and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture (as defined below).

          WHEREAS, the Company, the Guarantors, and the Trustee entered into an Indenture dated as of May 11, 1999, and amended as of September 30, 2000 (as amended, the "Indenture"), relating to the 12 3/4% Senior Subordinated Discount Notes due 2009 (the "12 3/4% Notes");

          WHEREAS, the Company desires to be able to offer and sell notes that rank pari passu to the 12 3/4% Notes;

          WHEREAS, the penultimate paragraph of Section 4.09 of the Indenture currently restricts the Company's ability to incur indebtedness that ranks pari passu with the 12 3/4% Notes;

          WHEREAS, the Company, the Guarantors, and the Trustee wish to amend the Indenture through this Supplemental Indenture to remove such restrictions;

          WHEREAS, the Company requires approval of its board of directors, and has obtained such approval, to amend the Indenture;

          WHEREAS, the Indenture may be amended with the consent of the Holders of at least a majority in aggregate Accreted Value of the 12 3/4% Notes currently outstanding voting as a single class (the "Required Consent"); and

          WHEREAS, the Company, the Guarantors, and the Trustee have obtained the Required Consent to amend the Indenture;

          NOW, THEREFORE, in consideration of the foregoing and pursuant to
Section 9.02 of the Indenture, the undersigned parties agree as follows:

          1.   Amendment to Section 4.09. From and after the Supplement
               -------------------------
Effective Date (as defined in Section 2 hereof), the penultimate paragraph of
Section 4.09 of the Indenture is hereby deleted in its entirety.

          2.   Amendment of Effectiveness Date. This Supplemental Indenture
               -------------------------------
shall be effective on the date (the "Supplement Effective Date") that a counterpart hereof shall have been executed by each of the Company, the Guarantors and the Trustee.

          3.   Counterpart Originals. This Supplemental Indenture may be
               ---------------------
executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to accept facsimile signatures as an original signature.

          4.   GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
               -------------
GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          5.   Successors. All agreements of the Company in this Supplemental
               ----------
Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          6.   Severability. In case any provision in this Supplemental
               ------------
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.   Trustee's Disclaimer. The recitals contained herein shall be
               --------------------
taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned have executed this Supplemental Indenture, in one or more counterparts, as of the 18th day of January 2001.

                                    TRITEL PCS, INC.

                                    By:  /s/ Thomas H. Sullivan
                                         ------------------------------
                                    Name:    Thomas H. Sullivan
                                    Title:   Executive Vice President - Chief
                                             Financial Officer & Treasurer

                                    TRITEL, INC.

                                    By:  /s/ Thomas H. Sullivan
                                         ------------------------------
                                    Name:    Thomas H. Sullivan
                                    Title:   Executive Vice President - Chief
                                             Financial Officer & Treasurer

                                    TRITEL COMMUNICATIONS, INC.

                                    By:  /s/ Thomas H. Sullivan
                                         ------------------------------
                                    Name:    Thomas H. Sullivan
                                    Title:   Executive Vice President - Chief
                                             Financial Officer & Treasurer

                                    TRITEL FINANCE, INC.

                                    By:  /s/ Thomas H. Sullivan
                                         ------------------------------
                                    Name:    Thomas H. Sullivan
                                    Title:   Executive Vice President - Chief
                                             Financial Officer & Treasurer

                                    THE BANK OF NEW YORK,
                                    as trustee

                                    By:  /s/ Robert A. Massimillo
                                         ------------------------------
                                    Name:    Robert A. Massimillo
                                    Title:   Assistant Vice President

                                       3